EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

The Board of Directors

Verticalnet, Inc.:

We consent to the use of our report incorporated by reference herein.

Our report refers to the adoption of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, as of January 1, 2002.

KPMG LLP

Philadelphia, Pennsylvania

February 11, 2004